Exhibit 99.1

The Board of Directors

First Community Bank

Woodstock, Vermont

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the accompanying condensed balance sheet of First Community Bank as of September 30, 2007 and the related condensed statements of income and cash flows for the nine-month periods ended September 30, 2007 and 2006 and the related condensed statements of income for the three-month periods ended September 30, 2007 and 2006. These financial statements are the responsibility of the Bank’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with the U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the balance sheet as of December 31, 2006, and the related statements of income, changes in stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated April 20, 2007, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the condensed balance sheet as of December 31, 2006, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ Shatswell, MacLeod & Company, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

December 11, 2007

83 PINE STREET • WEST PEABODY, MASSACHUSETTS 01960-3635 • TELEPHONE (978)535-0206 • FACSIMILE (978) 535-9908

smc@shatswell.com www.shatswell.com

FIRST COMMUNITY BANK

BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and due from banks	$1,186,991	$1,500,502
Federal funds sold and Federal Home Loan Bank overnight deposits	535,000	8,601,000
Interest-bearing deposits	115,239	114,477

Cash and cash equivalents	1,837,230	10,215,979
Investments in available-for-sale securities (at fair value)	3,545,285	4,148,394
Federal Home Loan Bank Stock, at cost	367,700	367,700
Loans, net	61,720,961	63,898,346
Premises and equipment	2,487,692	2,560,995
Accrued interest receivable	296,529	282,334
Cash surrender value of life insurance policies	1,303,530	1,266,013
Other assets	1,271,903	573,212

Total assets	$72,830,830	$83,312,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$4,651,369	$5,113,623
Interest-bearing	56,089,251	64,644,522

Total deposits	60,740,620	69,758,145
Federal Home Loan Bank advances	3,626,592	4,926,914
Other liabilities	320,128	494,797

Total liabilities	64,687,340	75,179,856

Stockholders’ equity:
Class A common stock, par value $1.00 per share; authorized 2,650,000 shares; issued and outstanding 1,171,843 shares in 2007 and 1,168,693 shares in 2006	1,171,843	1,168,693
Class B common stock, par value $1.00 per share; 123,310 authorized, 85,655 shares issued and outstanding	85,655	85,655
Paid-in capital	7,436,644	7,418,182
Accumulated deficit	(513,332)	(483,955)
Accumulated other comprehensive loss	(37,320)	(55,458)

Total stockholders’ equity	8,143,490	8,133,117

Total liabilities and stockholders’ equity	$72,830,830	$83,312,973

FIRST COMMUNITY BANK

STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Interest and dividend income:
Interest and fees on loans	$1,139,073	$1,162,274	$3,398,977	$3,315,347
Interest and dividends on securities	44,692	51,580	138,343	155,581
Other interest	62,612	21,213	294,447	91,399

Total interest and dividend income	1,246,377	1,235,067	3,831,767	3,562,327

Interest expense:
Interest on deposits	490,145	451,536	1,559,772	1,173,272
Interest on Federal Home Loan Bank advances and other borrowed funds	35,448	46,792	124,088	159,268

Total interest expense	525,593	498,328	1,683,860	1,332,540

Net interest and dividend income	720,784	736,739	2,147,907	2,229,787
Provision for loan losses	—	—	—	—

Net interest and dividend income after provision for loan losses	720,784	736,739	2,147,907	2,229,787

Non-interest income:
Service charges on deposit accounts	26,486	23,853	81,798	82,765
Loan commissions	30,435	76,689	135,724	77,388
Gain (loss) on sales of loans, net	16,472	(36,744)	48,728	23,253
Other income	24,443	30,205	81,305	90,645

Total non-interest income	97,836	94,003	347,555	274,051

Non-interest expense:
Salaries and employee benefits	483,038	418,389	1,438,920	1,257,127
Occupancy expense	95,757	80,595	276,447	202,312
Equipment expense	42,678	34,807	120,168	101,598
Data processing expense	66,711	61,825	198,775	185,410
Other expense	207,389	190,049	530,395	557,582

Total non-interest expense	895,573	785,665	2,564,705	2,304,029

(Loss) income before income tax (benefit) expense	(76,953)	45,077	(69,243)	199,809
Income tax (benefit) expense	(31,900)	9,000	(39,866)	54,500

Net (loss) income	$(45,053)	$36,077	$(29,377)	$145,309

Basic (loss) earnings per common share	$(.04)	$.03	$(.02)	$.12
(Loss) earnings per common share, assuming dilution	$(.04)	$.03	$(.02)	$.12

FIRST COMMUNITY BANK

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(29,377)	$145,309
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization, net of accretion of securities	19,101	18,498
Net increase in deferred loan costs, net	(7,448)	(15,050)
Decrease in loans held-for-sale	—	475,000
Depreciation and amortization	115,817	114,026
Increase in accrued interest receivable	(14,195)	(44,376)
Increase in cash surrender value of life insurance policies	(37,517)	(38,076)
Increase in other assets	(708,035)	(57,813)
Decrease in accrued interest payable and other liabilities	(174,669)	(24,001)
Stock-based compensation	1,137	—

Net cash (used in) provided by operating activities	(835,186)	573,517

Cash flows from investing activities:
Proceeds from maturities of available-for-sale securities	611,490	684,367
Loan originations and principal collections, net	2,184,833	(1,968,315)
Capital expenditures	(42,514)	(894,949)

Net cash provided by (used in) investing activities	2,753,809	(2,178,897)

Cash flows from financing activities:
Net (decrease) increase in demand deposits, NOW and savings accounts	(230,609)	1,279,282
Net (decrease) increase in time deposits	(8,786,916)	5,322,115
Payments on long-term Federal Home Loan Bank advances	(1,300,322)	(1,289,587)
Proceeds from exercise of stock options	20,475	975

Net cash (used in) provided by financing activities	(10,297,372)	5,312,785

Net (decrease) increase in cash and cash equivalents	(8,378,749)	3,707,405
Cash and cash equivalents at beginning of period	10,215,979	4,358,462

Cash and cash equivalents at end of period	$1,837,230	$8,065,867

Supplemental disclosures:
Interest paid	$1,710,987	$1,337,561
Income taxes (received) paid	(46,532)	64,500